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                                                                   Exhibit 10.6



                              MANAGEMENT AGREEMENT


         This Management Agreement (this "Agreement") is entered into this 1st day of June, 1996, by and between Florida Panthers Holdings,
Inc., a Florida corporation (the "Company") and Huizenga Holdings, Inc., a Florida corporation ("HHI").

         WHEREAS, the Company believes that it is in the best interest of the Company to enter into a management agreement with HHI pursuant to which HHI will provide certain management services to the Company.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the parties, intending to be legally bound, hereby agree as follows:

1. MANAGERIAL SERVICES. Subject to the oversight and review by the Company's Board of Directors, HHI hereby agrees to provide the Company with the following services:

                 (a) establishing office, accounting and administrative procedures;

                 (b) assisting the Company in obtaining financing relating to business operations and acquisitions;

                 (c) developing and implementing advertising, promotional and marketing programs;

                 (d) advising the Company with respect to securities matters as well as future acquisitions and dispositions;

                 (e) assisting the Company in developing tax planning strategies;

                 (f)      formulating risk management; and

                 (g) providing such other services as may be reasonably requested by the Company.

2. MANAGEMENT FEE AND REIMBURSEMENT OF COSTS. In return for services provided, the Company shall pay HHI a management fee equal to 1% of the Company's annual gross revenue, excluding revenue derived from the Company's Nation Hockey League operations, on June 30 of each year in which this Agreement is in effect; provided, however, that the initial payment to be made to HHI on June 30, 1996 equal $619,000, which shall include payment for services provided in connection with the Company's public offering of the shares of Class A common stock, par value $.01 per share. HHI shall be reimbursed for all reasonable out-of-pocket costs, fees or expenses incurred, or expenditures made, in connection with the performance by HHI of its duties hereunder. Except for the management fee and the reimbursement of such costs, fees and expenses pursuant to this Section 2, there shall be no fees or other sums paid to HHI for the services provided by HHI during the term hereof.





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3.       OTHER INTERESTS AND CONFLICTS.  The parties recognize that HHI is engaged directly and through its affiliates in various sports-related businesses. Nothing in this Agreement is intended to preclude HHI and its affiliates from engaging in or possessing an interest in other business ventures of any nature or description, independently or with others, whether currently existing or hereafter created, including the acquisition, management, operation and sale of businesses similar to the business of the Company.

4. TERM OF THE AGREEMENT. This Agreement shall commence on the date hereof and shall continue for the term of three (3) years. At the end of the three-year period, this Agreement shall be automatically renewed for successive one (1) year terms, unless terminated by either party upon thirty
(30) days notice.

5.       NOTICES.

         All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been given if sent by registered or certified mail, first class postage prepaid, return receipt requested, to the address of such parties set forth below or such other future address as may be specified by any party by notice to all of the other parties. Such communications may also be given by personal delivery, by facsimile or by regular mail, but shall be effective only if and when actually received.

         If to the Company, at:

                 Florida Panthers Hockey Club, Ltd.
                 100 N.E. Third Avenue, Second Floor
                 Fort Lauderdale, Florida  33301
                 Fax:  (954) 768-1920

         If to HHI, at:

                 Huizenga Holdings, Inc.
                 200 South Andrews Avenue, Sixth Floor
                 Fort Lauderdale, Florida  33301
                 Fax:  (954) 627-5080

6.       AMENDMENT.

         This Agreement may not be modified, amended, altered or supplemented except upon execution and delivery of a written agreement executed by the parties hereto.





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7.       MISCELLANEOUS.


         7.1 The provisions hereof shall be binding upon and inure to the benefit of the parties and their respective heirs, personal representatives, successors and permitted assigns.

         7.2 This Agreement may not be assigned without the prior written consent of the parties hereto.

         7.3 This Agreement and the additional documents referenced herein merge all prior negotiations and agreements between the parties relating to the subject matter hereof and constitute the entire agreement between the parties relating to such subject matter. No prior or contemporaneous agreements, except as specified herein, written or oral, relating to such subject matter shall be binding.

         7.4 Each party hereto specifically covenants and agrees that it will execute such other and further instruments and documents as are or may become necessary or convenient to effectuate and carry out the provisions of this Agreement.

         7.5 This Agreement may be executed simultaneously in multiple counterparts, all of which together shall constitute one and the same instrument.

         7.6 This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.





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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                      FLORIDA PANTHERS HOLDINGS, INC.


                                      By: /s/ Steven M. Dauria
                                         -----------------------------------
                                         Name:  Steven M. Dauria
                                         Title: Vice President


                                      HUIZENGA HOLDINGS, INC.


                                      By: /s/ William M. Pierce
                                         -----------------------------------
                                         Name:  William M. Pierce
                                         Title: Vice President








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